Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of our report dated August 7, 1996, with respect to the financial statements of Gentner Communications Corporation included in its Annual Report (Form 10-KSB/A) for the year ended June 30, 1996, filed with the Securities Exchange Commission.

                                                           ERNST & YOUNG LLP

Salt Lake City, Utah
January 23, 1997